Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Williams Controls, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Dated: February 11, 2012
/s/ Lisa O’Dell Rapuano
Lisa O’Dell Rapuano

Lane Five Partners GP LLC

By:	/s/ Lisa O’Dell Rapuano
Lisa O’Dell Rapuano, Managing Member

Lane Five Capital Management LP
By:	Lane Five Partners Capital Management, LLC,
General Partner

By:	/s/ Lisa O’Dell Rapuano
Lisa O’Dell Rapuano, Managing Member

Lane Five Partners LP

By:	Lane Five Partners GP LLC,
General Partner

By:	/s/ Lisa O’Dell Rapuano
Lisa O’Dell Rapuano, Managing Member

Lane Five Capital Management, LLC

By:	/s/ Lisa O’Dell Rapuano
Lisa O’Dell Rapuano, Managing Member